UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 9, 2007

QPC LASERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28153	20-1568015
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15632 Roxford Street, Sylmar, California		91342
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 986-0000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

(a) On May 9, 2007, the Board of Directors of QPC Lasers, Inc., a Nevada corporation (the “Company”) approved modifications to certain warrants that were issued in January 2006 (the “Brookstreet Tranche I Warrants”), through a private placement offering, referred to as the Brookstreet Tranche I offering. Pursuant to the Brookstreet Tranche I offering, Quintessence Photonics Corporation issued 572,526 common stock purchase warrants, exercisable at $1.50 per share. As a result of the May 2006 share exchange, the warrants became exercisable to acquire common stock of the Company at $1.50 per share. The approved modifications will extend the term by which the Brookstreet Tranche I Warrants may be exercised by 12 months to November 16, 2008. The approved modifications will also permit the cashless exercise of the Brookstreet Tranche I Warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QPC LASERS, INC.

Dated: May 14, 2007	By:	/s/ George Lintz
George Lintz
Chief Financial Officer